UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 8, 2019

(Date of Report (date of earliest event reported)

AMBARELLA, INC.

(Exact name of Registrant as specified in its charter)

Cayman Islands	001-35667	98-0459628
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

3101 Jay Street

Santa Clara, CA 95054

(Address of principal executive offices)

Registrant’s telephone number, including area code: (408) 734-8888

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, $0.00045 par value	AMBA	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement

On August 8, 2019, Ambarella Corporation (the “Subsidiary”), a wholly-owned subsidiary of Ambarella, Inc. (the “Company”), entered into a Lease Agreement (the “Lease”) with The Realty Associates Fund XI Portfolio, L.P. (the “Landlord”), pursuant to which the Subsidiary and Landlord agreed to extend Subsidiary’s lease from Landlord of Subsidiary’s current office facility comprised of 47,015 square feet located at 3101 Jay Street, Santa Clara, California (the “Current Facility”) for a period of 63 months beginning from June 1, 2020 through August 31, 2025. In addition, Subsidiary will lease an additional 11,722 square feet of office space located at 3131 Jay Street, Santa Clara, California (the “Expansion Facility”), which lease is anticipated to begin on January 1, 2021 and will then run concurrently with the lease of the Current Facility. The average monthly basic rent expense for the Current Facility over the term of the Lease will be approximately $122,148. The average monthly basic rent expense for the Expansion Facility over the term of the Lease will be approximately $30,525. Pursuant to the Lease, the Subsidiary will provide a security deposit of approximately $173,635.32, and is also obligated to pay its proportionate share of certain expenses associated with the maintenance, repair and operation of the facilities. The foregoing description is qualified in its entirety by reference to the Lease, which the Company intends to file as an exhibit to its Quarterly Report on Form 10-Q for its third fiscal quarter.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 14, 2019	Ambarella, Inc.

/s/ Kevin C. Eichler
Kevin C. Eichler Chief Financial Officer